UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2005

Encore Capital Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26489	48-1090909
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

8875 Aero Drive, Suite 200
San Diego, California 92123
(Address of Principal Executive Offices) (Zip Code)

(877) 445-4581
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.

        This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed on June 8, 2005 to include the financial statements and pro forma information required by Item 9.01 of Form 8-K.

        The Current Report on Form 8-K filed on June 8, 2005 reported, among other things, that on June 7, 2005 the Company, through its subsidiaries, pursuant to an agreement entered into on June 2, 2005, had completed the acquisition of certain assets, including receivable portfolios, from Jefferson Capital Systems, LLC, a subsidiary of CompuCredit Corporation, for a total purchase price of approximately $142.8 million in cash.

Item 9.01      Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

        The following financial statements of the business acquired are filed with this report as Exhibit 99.1:

        Audited carve out financial statements of Jefferson Capital Systems, LLC as of and for the years ended December 31, 2004 and 2003, which comprise the carve out statements of operations, the carve out balance sheets, the carve out statements of cash flow, the carve out statement of parent’s equity and the related notes thereto.

(b)    Pro Forma Financial Information.

        The following unaudited pro forma condensed consolidated financial information for Encore Capital Group, Inc. is attached hereto as Exhibit 99.2:

(i)	Unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2005.

(ii)	Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004.

(iii)	Notes to unaudited pro forma condensed consolidated statements of operations.

(c)    The following exhibits are filed herewith:

23.1	Consent of BDO Seidman, LLP

99.1	Audited carve out financial statements of Jefferson Capital Systems, LLC

99.2	Unaudited pro forma condensed consolidated financial information

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: August 22, 2005	/s/ Paul Grinberg —————————————— Paul Grinberg Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

      Exhibit       Description

      23.1       Consent of BDO Seidman, LLP

      99.1       Audited consolidated financial statements of the business acquired

      99.2       Unaudited pro forma condensed consolidated financial information